AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT


     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated October 1, 2001, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and A I M Capital Management, Inc. (the "Adviser") with respect to the Met/AIM Small Cap Growth Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2005.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:




                                                                 Percentage of average daily net assets

------------------------------------------------------------ ---------------------------------------------------------

Met/AIM Small Cap Growth Portfolio                           0.65% of the first $250 million of such assets, 0.60%
                                                             of such assets over $250 million up to $500 million
                                                             plus 0.55% of such assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2005.



                                       MET INVESTORS ADVISORY LLC

                                       By:______________________________
                                             Authorized Officer


                                       A I M CAPITAL MANAGEMENT, INC.

                                       By:______________________________
                                             Authorized Officer